Exhibit 10.2

INVESTOR RIGHTS AGREEMENT

by and between

Plymouth Industrial REIT, Inc.,

and

MIRELF VI Pilgrim, LLC

Dated as of December 14, 2018

TABLE OF CONTENTS

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of December 14, 2018, by and between PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation (the “Company”), and MIRELF VI Pilgrim, LLC, a Delaware limited liability corporation (the “Purchaser”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A. The Purchaser and any other party that may become a party hereto pursuant to Section 4.1 are referred to collectively as the “Investors” and individually each as an “Investor”.

WHEREAS, the Company and the Purchaser are parties to the Investment Agreement, dated as of November 20, 2018 (as amended from time to time, the “Investment Agreement”), pursuant to which the Company is selling to the Purchaser, and the Purchaser is purchasing from the Company, an aggregate of 4,411,764 shares of Series B Preferred Stock, which is convertible into shares of Common Stock;

WHEREAS, as a condition to the obligations of the Company and the Purchaser under the Investment Agreement, the Company and the Purchaser are entering into this Agreement for the purpose of granting certain registration and other rights to the Investors.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article I.

Resale Shelf Registration

Section 1.1          Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file, on or prior to the date that is sixty (60) days prior to the third anniversary of the date hereof, a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Purchaser) (the “Resale Shelf Registration Statement”) and shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof (it being agreed that the Resale Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company).

Section 1.2          Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

Section 1.3          Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Purchaser.

Section 1.4          Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

Section 1.5          Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement (a “Subsequent Holder Notice”):

(a)             if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 30-day period;

(b)            if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(c)             notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

Section 1.6          Underwritten Offering.

(a)             The Purchaser may, at any time after the Resale Shelf Registration Statement becomes effective, deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration Statement, is intended to be conducted through an underwritten offering (the “Underwritten Offering”); provided, however, that the Holders of Registrable Securities may not, without the Company’s prior written consent, (i) launch an Underwritten Offering the anticipated gross proceeds of which shall be less than $5,000,000 (unless the Holders are proposing to sell all of their remaining Registrable Securities), (ii) launch more than three Underwritten Offerings at the request of the Holders within any three-hundred sixty-five (365) day-period, (iii) launch an Underwritten Offering within the period commencing fourteen (14) days prior to and ending two (2) days following the Company’s scheduled earnings release date for any fiscal quarter or year, (iv) include in any Underwritten Offering any Registrable Securities that were issued upon any conversion of Series B Preferred Stock until 90 days following such conversion, (v) include in any Underwritten Offering more than 50.0% of the Registrable Securities that were issued upon any conversion of Series B Preferred Stock until 180 days following such conversion.

(b)            In the event of an Underwritten Offering, the Company shall select the managing underwriter(s) to administer the Underwritten Offering, which managing underwriter(s) shall be a nationally recognized underwriter and shall be subject to the Investor’s consent, not to be unreasonably withheld; provided that the Investors may designate a co-managing underwriter to participate in the Underwritten Offering, subject to the consent of the Company, which is not to be unreasonably withheld. The Company, the Purchaser and the Holders of Registrable Securities participating in an Underwritten Offering will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(c)             The Company will not include in any Underwritten Offering pursuant to this Section 1.6 any securities that are not Registrable Securities without the prior written consent of the Purchaser. If the managing underwriter or underwriters advise the Company and the Purchaser in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holders that have requested to participate in such Underwritten Offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such offering by such Holders, and (ii) second, any other securities of the Company that have been requested to be so included.

(d)            Notwithstanding anything else herein, if the Purchaser wishes to engage in an underwritten block trade or similar transaction or other transaction with a 2-day or less marketing period (collectively, “Underwritten Block Trade”) off of a Shelf Registration Statement, then notwithstanding the foregoing time periods, the Purchaser only needs to notify the Company of the Underwritten Block Trade on the day such offering is to commence, and the Company shall as expeditiously as possible use its reasonable best efforts to facilitate such Shelf Offering (as defined below) (which may close as early as three (3) Business Days after the date it commences); provided, however, that the Purchaser shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Underwritten Block Trade.  In the event the Purchaser requests such an Underwritten Block Trade, notwithstanding anything to the contrary herein, any holder of securities who does not constitute a Holder shall have no right to notice of or to participate in such Underwritten Block Trade.

Section 1.7          Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration Statement is effective, if the Purchaser delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall, subject to the other applicable provisions of this Agreement, amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

Section 1.8          Piggyback Registration.

(a)             If the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such filing, which notice shall be given, to the extent reasonably practicable, no later than five (5) Business Days prior to the filing date (the “Piggyback Notice”) to the Purchaser on behalf of the Holders of Registrable Securities. The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement the number of shares of Registrable Securities as each such Holder may request (each, a “Piggyback Registration Statement”). Subject to Section 1.8(b), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each, a “Piggyback Request”) within five (5) Business Days after the date of the Piggyback Notice but in any event not later than one (1) Business Day prior to the filing date of a Piggyback Registration Statement. The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (x) 180 days after the effective date thereof and (y) consummation of the distribution by the Holders of the Registrable Securities included in such registration statement.

(b)            If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 1.8 are to be sold in an underwritten offering, the Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advise the Company that in its or their good faith opinion the number of securities exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the number of securities requested to be included therein by the holder(s) originally requesting such registration, in any, (ii) second, the securities proposed to be sold by the Company for its own account; (iii) third, the Registrable Securities of the Holders that have requested to participate in such underwritten offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such offering by such Holders; and (iv) fourth, any other securities of the Company that have been requested to be included in such offering, but in no event shall the amount of securities of the selling Holders included in the offering be reduced below fifty percent (50%) of the total amount of securities included in such offering by selling shareholders; provided that Holders may, prior to the earlier of the (a) effectiveness of the registration statement and (b) the time at which the offering price or underwriter’s discount is determined with the managing underwriter or underwriters, withdraw their request to be included in such registration pursuant to this Section 1.8.

Article II.

Additional Provisions Regarding Registration Rights

Section 2.1          Registration Procedures. Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I, the Company will:

(a)             prepare and promptly file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;

(b)            prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the Purchaser’s intended method of distribution set forth in such registration statement for such period;

(c)             furnish to the Purchaser, the Purchaser’s legal counsel, the underwriters and the underwriters’ legal counsel, if any, copies of the registration statement and the prospectus included therein (including each preliminary prospectus) and any amendment or supplement thereto proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement;

(d)            if requested by the managing underwriter or underwriters, if any, or the Purchaser, promptly include in any prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or the Purchaser may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.1(d) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(e)             in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Purchaser and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the Purchaser or such underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

(f)             as promptly as reasonably practicable notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.2, at as promptly as is reasonably practicable, prepare and file with the SEC a supplement or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or file any other required document, and furnish to the Purchaser a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(g)            use commercially reasonable efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Purchaser; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection or (ii) take any action that would subject it to general service of process in any such jurisdictions;

(h)            in the event that the Registrable Securities are being offered in a public offering, enter into an underwriting agreement, a placement agreement or equivalent agreement, in each case in accordance with the applicable provisions of this Agreement and take all such other actions reasonably requested by the Holders or the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities;

(i)              in connection with an Underwritten Offering, the Company shall cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts);

(j)              use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, (ii) a “negative assurances letter”, dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (iii) a “comfort” letter dated such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(k)            in the event that the Registrable Securities covered by such registration statement are shares of Common Stock, use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock is then listed;

(l)              provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(m)           in connection with a customary due diligence review, make available for inspection by the Purchaser, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Purchaser or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, which shall include counsel, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known to such Offering Persons (prior to its disclosure by the Company) from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (except in the case of (ii) above when a proposed disclosure was or is to be made in connection with a registration statement or prospectus under this Agreement and except in the case of clause (i) above when a proposed disclosure is in connection with a routine audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor);

(n)            cooperate with the Purchaser and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC; and

(o)            as promptly as is reasonably practicable notify the Purchaser (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement contemplated by Section 2.1(f) above relating to any applicable offering cease to be true and correct or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(f), 2.1(o)(ii) or 2.1(o)(iii), the Purchaser shall discontinue, and shall cause each Holder to discontinue, disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until the Purchaser is advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Holders shall use commercially reasonable efforts to return to the Company all copies then in their possession of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Purchaser thereof. In the event the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to the Purchaser that such Interruption Period is no longer applicable.

Section 2.2          Suspension. (a) The Company shall be entitled, on one (1) occasion in any one-hundred eighty (180) day period, for a period of time not to exceed seventy-five (75) days in the aggregate in any twelve (12) month period, to (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities and (z) require the Holders of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Purchaser a certificate signed by an executive officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such suspension and an approximation of the anticipated length of such suspension. The Purchaser shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 2.1(m). If the Company defers any registration of Registrable Securities in response to a Underwritten Offering Notice or requires the Purchaser or the Holders to suspend any Underwritten Offering, the Purchaser shall be entitled to withdraw such Underwritten Offering Notice and if they do so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 1.6.

Section 2.3          Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Article I shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the Registrable Securities included in such registration.

Section 2.4          Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall, and the Purchaser shall cause such Holder or Holders to, furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company or its representatives may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a)             such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(b)            during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(c)             such Holder or Holders shall, and they shall cause their respective Affiliates to, (i) permit the Company and its representatives to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders and (ii) execute, deliver and perform under any agreements and instruments reasonably requested by the Company or its representatives to effectuate such registered offering, including opinions of counsel and questionnaires; and

(d)            on receipt of any notice from the Company of the occurrence of any of the events specified in Section 2.1(f) or clauses (ii) or (iii) of Section 2.1(o), or that otherwise requires the suspension by such Holder or Holders and their respective Affiliates of the offering, sale or distribution of any of the Registrable Securities owned by such Holder or Holders, such Holders shall, and they shall cause their respective Affiliates to, cease offering, selling or distributing the Registrable Securities owned by such Holder or Holders until the offering, sale and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.

Section 2.5          Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use its commercially reasonable efforts to:

(a)             make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement; and

(b)            so long as a Holder owns any Restricted Securities, furnish to the Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

Section 2.6          Holdback Agreement. If during the Effectiveness Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to an underwritten public offering of Common Stock or securities convertible into, or exchangeable or exercisable for, such securities or otherwise informs the Purchaser that it intends to conduct such an offering utilizing an effective registration statement or pursuant to an underwritten Rule 144A and/or Regulation S offering and provides the Purchaser and each Holder the opportunity to participate in such offering in accordance with and to the extent required by Section 1.8, the Purchaser and each Holder shall, if requested by the managing underwriter or underwriters, enter into a customary “lock-up” agreement relating to the sale, offering or distribution of Registrable Securities, in the form reasonably requested by the managing underwriter or underwriters, covering the period commencing on the date of the prospectus pursuant to which such offering may be made and continuing until 90 days from the date of such prospectus or such shorter period as may be agreed upon by such managing underwriter or underwriters.

Article III.

Indemnification

Section 3.1          Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Person’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 3.1), the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives expressly for use in connection with such registration by or on behalf of any Holder.

Section 3.2          Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Holders of Registrable Securities, the Company, each of its representatives, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 3.2 payable by the Purchaser and any Holder exceed an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

Section 3.3          Notification. If any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which (A) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. The indemnity agreements contained in this Article III shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article III shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

Section 3.4

Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party, on the one hand, or such Indemnified Party, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount the Purchaser or any Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds received by such Purchaser or Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Article IV.

Transfer and Termination of Registration Rights

Section 4.1          Transfer of Registration Rights. Any rights granted to a Holder under this Agreement may be transferred or assigned to any Investor in connection with a transfer of Series B Preferred Stock to such Person in a transfer permitted by Section 4.08 of the Investment Agreement; provided, however, that (i) prior written notice of such assignment of rights is given to the Company and (ii) such Investor agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company.

Section 4.2          Termination of Registration Rights. The rights of any particular Holder hereunder shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.

Article V.

OTHER COVENANTS

Section 5.1          Maintenance of REIT Status. Until the first day of the first calendar year in which no Series B Preferred Stock remains issued and outstanding, the Company shall continue to be taxed as a REIT under the Code, and thereafter the Company shall use best efforts to continue to qualify as a REIT under the Code unless the Company’s board of directors (the “Board”) determines that it is no longer in the best interests of the Company and its stockholders to be so qualified.

Section 5.2          Election of Directors.

(a)             Upon request of the Holders of a majority of the Registrable Securities, the Company agrees to appoint to the Board the Purchaser Nominees (as defined below) that such Holders are entitled to nominate pursuant to Section 5.2(b), effective within two (2) Business Days of such nomination, by taking all necessary action to increase the size of the Board unless there otherwise is a vacancy in the Board and in either event filling the vacancy thereby created with such individual or individuals. The Company agrees that, the Holders of a majority of the Registrable Securities shall have the right to nominate at each meeting or action by written consent at which individuals will be elected members of the Board such nominees of such Holders.

(b)            If, (i) at any time following the closing of the purchase and sale of the Series B Preferred Stock under the Investment Agreement (the “Closing”) the shares of Common Stock issued upon the conversion of any shares of Series B Preferred Stock held by Holders exceed twenty percent (20%) of the issued and outstanding shares of Common Stock (on a fully diluted basis), Holders of a majority of the Registrable Securities shall be entitled to nominate to the Board one person who is a managing director, officer, employee or advisor of Purchaser, Madison International Realty, LLC, or any of their Affiliates (an “Affiliated Nominee”) and one person who is not an employee of Purchaser or Madison International Realty, LLC (an “Independent Nominee”, and together with the Affiliated Nominee, the “Purchaser Nominees”), or (ii) at any time following the Closing, the shares of Common Stock issued upon the conversion of any shares of Series B Preferred Stock held by Holders exceed ten percent (10%) of the issued and outstanding shares of Common Stock (on a fully diluted basis), Holders of a majority of the Registrable Securities shall be entitled to nominate to the Board one Affiliated Nominee.

(c)             Subject to the terms and conditions of this Section 5.2 and applicable law, the Company agrees to include each Purchaser Nominee in its slate of nominees for election as directors of the Company at each of the Company’s meetings of stockholders or action by written consent at which directors are to be elected and use its reasonable efforts to cause the election of each such Purchaser Nominee to the Board of Directors (for the avoidance of doubt, the Company will be required to use substantially the same level of efforts and provide substantially the same level of support as is used and/or provided for the other director nominees of the Company with respect to the applicable meeting of stockholders or action by written consent). For the avoidance of doubt, failure of the stockholders of the Company to elect any Purchaser

Nominee to the Board of Directors shall not affect the right of the Holders to nominate directors for election pursuant to this Section 5.2 in any future election of directors.

(d)            For so long as any Affiliated Nominee is on the Board (including if any Series B Director, as such term is defined in the Series B Articles Supplementary, is an Affiliated Nominee), (i) the Company shall not implement or maintain any trading policy, equity ownership guidelines (including with respect to the use of Rule 10b5-1 plans and preclearance or notification to the Company of any trades in the Company’s securities) or similar guideline or policy with respect to the trading of securities of the Company that apply to Holders or their Affiliates (including a policy that limits, prohibits, restricts Holders or their Affiliates from entering into any hedging or derivative arrangements), (ii) any share ownership requirement for any Affiliated Nominee serving on the Board will be deemed satisfied by the securities owned by Holders and/or their Affiliates and under no circumstances shall any of such policies, procedures, processes, codes, rules, standards and guidelines impose any restrictions on the Holders’ or their Affiliates’ transfers of securities and (iii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Board be violated by any Affiliated Nominee (x) accepting an invitation to serve on another board of directors, or (y) receiving compensation from the Holders or any of their Affiliates, or (z) failing to offer his or her resignation from the Board except as otherwise expressly provided in this Agreement or pursuant to any majority voting policy adopted by the Board, and, in each case of (i), (ii) and (iii), it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Section 5.2 shall not apply to the extent inconsistent with this Section 5.2 (but shall otherwise be applicable to the Affiliated Nominee).

(e)             Subject to the terms and conditions of this Section 5.2, if a vacancy on the Board is created as a result of a Purchaser Nominee’s death, resignation, disqualification or removal, in each case for whatever reason, or if the Holders of a majority of the Registrable Securities desire to nominate a different individual to replace any then-existing Purchaser Nominee, then, at the request of the Holders of a majority of the Registrable Securities, the Holders and the Company (acting through the Board) shall work together in good faith to fill such vacancy or replace such nominee as promptly as reasonably practical with a replacement Purchaser Nominee subject to the terms and conditions hereof, and thereafter such individual shall as promptly as reasonably practical be appointed to the Board to fill such vacancy and/or be nominated as a Company nominee as a “Purchaser Nominee” pursuant to this Section 5.2 (as applicable).

Section 5.3          Section 16b-3. So long as the Holders have the right to designate any Purchaser Nominee (including any Series B Director, as such term is defined in the Series B Articles Supplementary), the Board shall take such action as is necessary to cause the exemption of acquisitions of the Purchased Securities at the Closing, the disposition of shares of Series B Preferred Stock and the acquisition of shares of Common Stock upon the conversion of any shares of Series B Preferred Stock, and any other disposition of securities to or acquisition of securities from the Company, as applicable, from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3.

Article VI.

Miscellaneous

Section 6.1          Amendments and Waivers. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects by written agreement of the Company and the Purchaser.

Section 6.2          Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party; provided that the Purchaser may execute such waivers on behalf of any Investor.

Section 6.3          Assignment. Except as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that the Purchaser may provide any such consent on behalf of the Investors.

Section 6.4          Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 6.5          Entire Agreement; No Third Party Beneficiary. This Agreement, including the Series B Articles Supplementary and the Investment Agreement, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

Section 6.6          Governing Law; Jurisdiction.

(a)             This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles, except that the provisions of the laws of the State of New York are mandatorily applicable.

(b)            All legal or administrative proceedings, suits, investigations, arbitrations or actions (“Actions”) arising out of or relating to this Agreement shall be heard and determined in any Federal or state court located in the Borough of Manhattan in the City of New York, New York and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 6.6 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 6.9 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 6.7          Specific Enforcement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 6.6 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Purchaser would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.7 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.8          Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.8.

Section 6.9

Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)  If to the Company, to it at:

Plymouth Industrial REIT, Inc.

260 Franklin Street, 7th Floor

Boston, MA 02110

Attention: Jeffrey E. Witherell

Fax: (617) 379-2404

Email: jeff.witherell@plymouthrei.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

2121 N. Pearl Street, Suite 900

Dallas, TX 75201

Attention: Kenneth L. Betts

Fax: (214) 453-6400

Email: KBetts@winston.com

If to the Investors or the Purchaser, to the Purchaser at:

Madison International Realty

410 Park Avenue, 10th Floor

New York, NY 10022

Attention: Ronald M. Dickerman

Fax: (212) 688-8774

Email: rdickerman@madisonint.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Lee S. Parks, Esq.

Fax: (212) 859-4000
Email: Lee.Parks@friedfrank.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 6.10

Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 6.11       Expenses. Except as provided in Section 2.3, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 6.12       Interpretation. The rules of interpretation set forth in Section 1.02 of the Investment Agreement shall apply to this Agreement, mutatis mutandis.

Section 6.13       Purchaser.

(a)             Each Holder hereby consents, for so long as any Holder holds any Registrable Securities, to (i) the appointment of the Purchaser as the attorney-in-fact for and on behalf of such Holder and (ii) the taking by the Purchaser of any and all actions and the making of any decisions required or permitted by, or with respect to, this Agreement and the transactions contemplated hereby, including, without limitation, (A) the exercise of the power to agree to execute any consents under this Agreement and all other documents contemplated hereby and (B) to take all actions necessary in the judgment of the Purchaser for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the transactions contemplated hereby. Any reference to any action by the Purchaser in this Agreement shall require an instrument in writing signed by the Purchaser.

(b)            Each Holder shall be bound by the actions taken by the Purchaser exercising the rights granted to it by this Agreement or the other documents contemplated by this Agreement, and the Company shall be entitled to rely on any such action or decision of the Purchaser.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:
Plymouth Industrial REIT, Inc.
By:	/s/ Pendleton P. White, Jr.
Name: Pendleton P. White, Jr.
Title: President

[Signature Page to Investor Rights Agreement]

Purchaser: MIRELF VI Pilgrim, LLC
By:	/s/ Ronald M. Dickerman
Name: Ronald M. Dickerman
Title: President

[Signature Page to Investor Rights Agreement]

EXHIBIT A

DEFINED TERMS

1. The following capitalized terms have the meanings indicated:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with legal counsel): (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliates” shall have the meaning given to such term in the Series B Articles Supplementary.

“Series B Articles Supplementary” means the Articles Supplementary classifying the Series B Preferred Stock.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means all shares currently or hereafter existing of the Company’s common stock, par value $0.01 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means any Investor holding Registrable Securities.

“Person” means an individual, corporation, association, partnership, group (as such term is used in Section 13(d)(3) of the Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registration Expenses” means all (a) expenses incurred by the Company in complying with Article I, including all registration, qualification, listing and filing fees, printing expenses, escrow fees, and fees and disbursements of counsel for the Company, blue sky fees and expenses and (b) reasonable, documented out-of-pocket fees and expenses of one outside legal counsel to the Purchaser and all Holders retained in connection with registrations contemplated hereby;

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provided, however, that Registration Expenses shall not be deemed to include any Selling Expenses.

“Registrable Securities” means, as of any date of determination, any shares of Common Stock hereafter acquired by any Investor pursuant to the conversion of the Series B Preferred Stock, and any other securities issued or issuable with respect to any such shares of Common Stock or Series B Preferred Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities or (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met.

“REIT” means a real estate investment trust pursuant to Sections 856 through 860 of the Code.

“Restricted Securities” means any Common Stock required to bear the legend set forth in Section 4.04(b) of the Investment Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders, and the fees and expenses of any counsel to the Holders (other than such fees and expenses expressly included in Registration Expenses).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

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2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Actions	Section 6.6(b)
Affiliated Nominee	Section 5.2(b)
Agreement	Preamble
Board	Section 5.1
Closing	Section 5.2(a)
Company	Preamble
Company Indemnified Parties	Section 3.1
Effectiveness Period	Section 1.2
Holder Indemnified Parties	Section 3.2
Indemnified Party	Section 3.3
Indemnifying Party	Section 3.3
Independent Nominee	Section 5.2(b)
Interruption Period	Section 2.1(o)
Investment Agreement	Recitals
Investor	Preamble
Investors	Preamble
Losses	Section 3.1
Offering Persons	Section 2.1(m)
Piggyback Notice	Section 1.8(a)
Piggyback Registration Statement	Section 1.8(a)
Piggyback Request	Section 1.8(a)
Purchaser	Preamble
Purchaser Nominee	Section 5.2(b)
Resale Shelf Registration Statement	Section 1.1
Shelf Offering	Section 1.7
Subsequent Holder Notice	Section 1.5
Subsequent Shelf Registration Statement	Section 1.3
Take-Down Notice	Section 1.7
Underwritten Block Trade	Section 1.6(d)
Underwritten Offering	Section 1.6(a)
Underwritten Offering Notice	Section 1.6(a)

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